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                                  EXHIBIT 10.18

                                                     November 6, 2002
DIVCO West Group, LLC
San Tomas Properties, LLC
150 Spear Street
San Francisco, CA 94105

    Re:  Office Lease

Dear Sir or Madam:

     Reference is made to that certain Office Lease by and between San Tomas Properties, LLC ("Landlord") and Akamai Technologies, Inc. ("Akamai"), dated June 30, 2000 (the "Lease") and ongoing discussions of the parties regarding restructuring of the same. All capitalized terms used and not defined herein shall have the meanings given to them in the Lease. This is to confirm the agreement of the parties that effective upon receipt by Landlord of payment of Rent for the month of October 2002 in the amount of $$578,811.39, such payment date shall be retroactive, and such payment shall be considered to have been made under the Lease without default, nunc pro tunc, as of October 1, 2002. Also effective upon receipt of such payment by Landlord, Landlord waives any default that may have occurred relating to delay in payment of Rent for October 2002. All other provisions of the Lease shall remain in full force and effect. By signing in the space provided below, you represent that you are authorized to sign this letter agreement on behalf of Landlord, and you agree to the terms set forth above.

                                           Very truly yours,

                                           Akamai Technologies, Inc.

                                           By: /s/ Akamai Technologies, Inc.
                                              ----------------------------------
                                              Name:  Kathryn J. Meyer
                                              Title:  VP, General Counsel
Agreed and Acknowledged:

San Tomas Properties, LLC

/s/ San Tomas Properties LLC
--------------------------------------
Name:  Stuart Shiff
Title: Authorized Signatory
Date:  11-06-02